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                                  EXHIBIT 10.9

      Form of Indemnification Agreements dated December 14 and 15, 2005 by and between Southwest Bancorp, Inc. and each of James E. Berry II,
      Thomas D. Berry, Joe Berry Cannon, J. Berry Harrison, Erd M. Johnson,
   David P. Lambert, Linford R. Pitts, Robert B. Rodgers, Russell W. Teubner,
    John Cohlmia, and Anthony W. Martin, each identical except for the date and the name and title of the Indemnitee.

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT (the "Agreement"), made this ____ day of December 2005, by and between Southwest Bancorp, Inc., a registered bank holding company ("Southwest") and __________________________, a member of the board of directors of _____________ ("Indemnitee").

                               W I T N E S S E T H

WHEREAS, it is essential to Southwest to attract and retain as directors, officers, and agents the most capable persons available.

WHEREAS, the Board of Directors of Southwest (the "Board") and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public corporations.

WHEREAS, it has come to the attention of the Board that in certain circumstances highly competent persons have become more reluctant to serve publicly held corporations as directors, officers, or agents unless they are provided with adequate protection from the risk of liability due to claims and actions against them arising out of their service to and activities on behalf of such corporations.

WHEREAS, the Board understands that a delay in providing advancement of expenses or uncertainty regarding the availability of indemnification may place significant financial and other pressures on a director of Southwest, which may cause such person to settle an action for reasons other than its merits to the ultimate detriment of such person and of Southwest, and, accordingly, Southwest and the Indemnitee wish to ensure that any assertion that Indemnitee is not entitled to indemnification, advancement of expenses, insurance, or other rights provided hereunder is resolved in a timely manner, such that Indemnitee is not subject to such undue pressure to settle any actions because of the burden of legal costs and potentially unindemnifiable liabilities.

WHEREAS, the Board has determined that it is in the best interests of Southwest to provide contractual protection for Indemnitee in order to (i) enhance Indemnitee's continued service to Southwest in an effective manner; (ii) encourage Indemnitee to resist what he considers unjustifiable suits and claims made against the Indemnitee in connection with the good faith performance of Indemnitee's duties to Southwest and its shareholders; and (iii) encourage Indemnitee to exercise his or her best business judgment regarding matters which come before the board of directors without undue concern for the risk that claims may be made against Indemnitee based on such actions.

WHEREAS, Southwest and Indemnitee wish to enter this agreement to establish such specific contractual assurance (i) to ensure indemnification protection provided by

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Southwest's Certificate of Incorporation and Bylaws will be available to
Indemnitee (regardless of, among other things, any amendment of or revocation of provisions in such Certificate of Incorporation and Bylaws or any change in the composition of the Board); (ii) to provide for the indemnification of and the advancement of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement; and (iii) to the extent any insurance is maintained, to provide for the continued coverage of Indemnitee under Southwest's directors' and officers' liability insurance policies.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1.   CERTAIN DEFINITIONS. For the purposes of this Agreement:

     (a) "Expenses" shall mean all expenses, including, without limitation, legal and professional fees and expenses, actually and reasonably incurred by Indemnitee.

     (b) "Proceeding" shall mean any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

     (c) "Southwest Subsidiary" shall mean any corporation, partnership, limited liability company, or other entity directly or indirectly controlled by Southwest.

2.   SERVICES BY INDEMNITEE; COOPERATION.

     (a) Indemnitee agrees to serve or continue to serve as a director of Southwest and, at its request, as a director of certain other related corporations and entities so long as he is duly elected or appointed or until such time as he resigns in writing. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law).

     (b) Indemnitee agrees to use reasonable efforts to cooperate with Southwest in the investigation and defense of any action or claim that is subject to indemnification hereunder.

3. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee is, by reason of his status with Southwest, a party to and is successful in, on the merits or otherwise, any Proceeding, he shall be indemnified against all Expenses in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, Southwest shall indemnify Indemnitee against all Expenses in connection with each successfully resolved claim, issue, or matter. For the purposes of this Section 3 and without limiting the foregoing, the termination of any claim, issue, or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter except as prohibited by law.

4. INDEMNIFICATION OF EXPENSES OF A WITNESS. In addition to the Indemnitees other rights hereunder, to the extent that Indemnitee is, by reason of his status with Southwest or any Southwest Subsidiary, a witness in any Proceeding as to which he is not, and is not threatened to be made, a party, he shall be indemnified against all

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     Expenses in connection therewith.

5. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF SOUTHWEST. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of his status with Southwest or a Southwest Subsidiary, he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of Southwest. Pursuant to this
     Section 5, Indemnitee shall be indemnified against Expenses and against judgments, penalties, fines, and amounts paid in settlement in connection with any such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Southwest and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

6. PROCEEDINGS BY OR IN THE RIGHT OF SOUTHWEST. Indemnitee shall be entitled to the rights of indemnification provided in this Section 6 if, by reason of his status with Southwest or a Southwest Subsidiary, he is, or is threatened to be made, a party to any Proceeding brought by or in the right of Southwest to procure a judgment in its favor. Pursuant to this Section 6, Indemnitee shall be indemnified against Expenses in connection with any such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Southwest. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any such Proceeding as to which Indemnitee shall have been adjudged to be liable to Southwest except to the extent, if any, that, the court in which such Proceeding shall have been brought, upon application, determines that despite the adjudication, but in view of all the circumstance, he is fairly and reasonably entitled to indemnification.

7.   ADVANCEMENT OF EXPENSES.

     (a) Unless and until, and except to the extent that, (i) a final determination has been made the indemnification of Expenses pursuant to Sections 3, 4, 5, and 6 is impermissible under applicable law, or
          (ii) Southwest obtains a legal opinion of independent legal counsel that advancement of Expenses is both expressly prohibited by applicable law and would subject Southwest or the Board to possible legal sanctions, Southwest shall advance all Expenses in connection with any Proceeding within thirty (30) days after the receipt by Southwest of a statement or statements from Indemnitee requesting such advancement, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee. For purposes of this Section 7(a), final determination shall mean an express determination by a court of competent jurisdiction which is no longer subject to possible or pending appeal or other form of review.

     (b) Southwest shall act promptly and in good faith to conduct such investigation and consideration, and, if warranted by such investigation and consideration, to make and issue such determinations, as are necessary for advancement of Expenses pursuant to 12 U.S.C. 1828(k) or applicable regulations thereunder.

     (c) The Indemnitee hereby agrees that he will repay expenses advanced, without interest, by the later of 90 days after the termination of the Proceeding or thirty

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          (30) days after demand by Southwest, if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such expenses.

8. PAYMENT OF INDEMNIFIED AMOUNTS. Payment of all other amounts, other than Advanced Expenses, shall be made no later than thirty (30) days after receipt of the written request, of the Indemnitee therefor, unless, in the case of an indemnification, a determination is made within said thirty (30) day period by:

     (a) The Board by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceedings, or

     (b) Independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable),

that the Indemnitee has not met the relevant standards for indemnification set forth in this agreement.

9. PRESUMPTIONS AND EFFECTS OF CERTAIN PROCEEDINGS. The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided there or in this Agreement or mandated by applicable law or regulation) of itself create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to the best interests of, Southwest or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

10.  REMEDIES OF INDEMNITEE.

     (a) In the event that a determination by independent legal counsel or the Board is made pursuant to Sections 6, 7, or 19 that Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement, Indemnitee shall be entitled to adjudication of his entitlement to such indemnification or advancement of expenses.

     (b) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from Southwest, and shall be indemnified by Southwest against, any and all Expenses in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

11. FUNDING OF TRUST. Upon the earlier of the tenth business day following (i) the filing of any action for which indemnification is called for hereunder or (ii) the failure of Southwest to reimburse amounts as required hereunder, Southwest shall (A) establish a valid trust under the law of the State of Oklahoma and qualifying as a "Rabbi Trust" for federal income tax purposes with an independent trustee that has or may be granted corporate trust powers under Oklahoma law, (B) deposit in such trust the sum of $100,000, and (C) provide the trustee of the trust with a written direction to hold said amount and any investment return thereon in a segregated account, and to pay such

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     amounts as demanded by Indemnitee from the trust upon written demand from
     Indemnitee stating the amount of the payment demanded from the trust and the basis for his rights to such payment hereunder; provided that Southwest shall not be required hereby to create, and shall not create, any such trust by reason of a claim for indemnification of liabilities, fines, or penalties prohibited by Section 19 of this Agreement. Southwest shall restore the balance therein within two business days following notice from the Trustee of payments therefrom so that that the total amount held in such trust is at least $100,000. Upon the earlier of the final judgment or binding settlement of any and all such claims for which indemnification is then called for hereunder, the trustee of the trust shall pay to Southwest, as applicable, the entire balance remaining in the trust. Payments from the trust to Indemnitee shall be considered payments made by Southwest for purposes of this Agreement. Payment of such amounts to Indemnitee from the trust, however, shall not relieve Southwest from any obligation to pay amounts in excess of those paid from the trust, or from any obligation to take actions or refrain from taking actions otherwise required by this Agreement. Indemnitee's rights under this Agreement shall be those of a general, unsecured creditor, and he shall have no claim against the assets of the trust, and the assets of the trust shall remain subject to the claims of creditors of Southwest.

12.  NOTICE BY INDEMNITEE; PURSUIT OF DEFENSE.

     (a) Indemnitee agrees to notify Southwest promptly in writing upon being served with any summons, subpoena, complaint, indictment or other document relating to any Proceeding which may be subject to indemnification or advancement of expenses covered hereunder and Southwest shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Indemnitee and the payment of all expenses; provided, however, that the failure to so notify Southwest shall relieve it from any liability which it may have to Indemnitee only to the extent, if any, that it is prejudiced thereby.

     (b) Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless
          (i) the employment thereof has been specifically authorized by Southwest in writing, (ii) if he is, or is threatened to be made a party to a Proceeding brought by or in the right of Southwest to procure a judgment in its favor, (iii) Southwest has failed to assume the defense or to employ counsel reasonably satisfactory to Indemnitee, or (iii) the named parties to any such action (including any impleaded parties) include both Indemnitee and Southwest and Indemnitee shall have been advised by such counsel that there may be one or more legal defenses available to him that are different from or in addition to those available to Southwest (in which case, if Indemnitee notifies Southwest in writing that he elects to employ separate counsel at the expense of Southwest, Southwest shall not have the right to assume the defense of such action on behalf of Indemnitee); it being understood, however, that Southwest shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time and such firm shall be designated in writing

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          by Indemnitee.

13.  NON-EXCLUSIVITY; SURVIVAL OF RIGHTS: INSURANCE; SUBROGATION.

     (a) The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws of Southwest, any agreement, resolution of directors, or otherwise. No amendment, alteration, or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in his corporate capacity prior to such amendment, alteration, or repeal.

     (b) To the extent that Southwest maintains an insurance policy providing liability insurance of persons serving Southwest, Indemnitee shall be covered by such policy in accordance with its terms for the maximum extent of the coverage available for any person under such policy. If any such policy contains a provision which limits coverage under such policy to the extent of Southwest's contractual obligations of indemnification Southwest shall have no obligations hereunder to the extent that Indemnitee shall have been afforded coverage under such policy.

     (c) In the event of any payment under this Agreement, Southwest shall be subrogated to the extent of such payment of all rights of recovery of Indemnitee, who shall execute all documents required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable Southwest to bring suit to enforce such rights.

14.  SUCCESSORS AND ASSIGNS.

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Southwest which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets or stock of Southwest. Southwest shall not enter into any agreement to effect any such transaction without obtaining a binding contractual commitment from the acquirer to honor the terms of this agreement.

     (b) The rights to indemnification and enforcement of this agreement may be exercised by the Indemnitee's personal representative on behalf of his estate in the event of his death during the term hereof.

15. SEVERABILITY. If any portion of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

16. TERM. The term of this Agreement shall begin on the date first written above and shall extend until the seventh anniversary of the day upon which Indemnitee last served as a member of the Board.

17.  SETTLEMENT.

     (a) Southwest shall have no obligation to indemnify Indemnitee hereunder for any amounts paid in settlement of any Proceeding effected without Southwest's written consent, which shall not be unreasonably withheld.

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     (b)  Southwest shall not, without the prior written consent of Indemnitee, settle, compromise, or consent to the entry of any judgment in any Proceeding in respect of which indemnity may be sought hereunder (whether or not Indemnitee is a party to such claim, action, suit or proceeding), unless such settlement, compromise, or consent includes a release of Indemnitee, reasonably satisfactory to him, from all liability arising out of such Proceeding or unless Southwest shall confirm in a written agreement of Southwest to Indemnitee, that such settlement, compromise, or consent shall not alter the right of Indemnitee to indemnification as provided in this Agreement.

18. MODIFICATION AND WAIVER. No supplement, modification, amendment, or termination of this Agreement shall be binding unless executed in writing by both of the parties hereto. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power, or privilege hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof nor shall such waiver constitute a continuing waiver.

19. CERTAIN LEGAL AND REGULATORY LIMITATIONS. Notwithstanding anything herein to the contrary:

     (a) If the Board, with the advice of legal counsel determines in good faith that (i) a claim for indemnification hereunder has arisen under the Securities Act of 1933 (the 1933 Act"), and (ii) that Southwest is legally required to submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy, as expressed in the 1933 Act, and is, therefore, prohibited, then Southwest may defer payment of such amounts until thirty days following final adjudication of such question. Southwest shall (i) make any such determination under clause and provide notice to Indemnitee of its determination within thirty days of the assertion of such claim, and (ii) vigorously pursue the adjudication of such question at its own cost and expense in a manner, and in such forum or forums, as it determines in good faith are most likely to result in the swiftest judicial determination. To the extent allowed by law, Indemnitee shall be afforded the opportunity to participate in such adjudicatory process. Notwithstanding the above, this Section 19(a) shall not affect the rights of Indemnitee for (i) indemnification of expenses incurred or paid by him in the successful defense of any Proceeding, or (ii) unless and to the extent it is determined by opinion of independent counsel to be prohibited by law, for advancement of expenses under Section 7 hereof.

     (b) This Agreement is not intended to be, and is not, an agreement to make any indemnification payment to any institution affiliated party of the type prohibited pursuant to 18 U.S.C. 1828(k) (relating to indemnification payments with respect to certain administrative proceedings or civil actions initiated by any Federal banking agency) and regulations thereunder. Accordingly, regardless of any other requirement of this agreement to the contrary, to the extent required by such section and regulations, Southwest shall not indemnify Indemnitee for that portion of the costs sustained by him with regard to an administrative or civil enforcement

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          action commenced by any federal banking agency which results in a final order or settlement pursuant to which the Indemnitee is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution, or required to cease and desist from or take an affirmative action described in 12 U.S.C. 1818(b). This Section 19(b) does not, however, prohibit Southwest from purchasing insurance to cover other expenses (that is, excluding judgments and penalties) in connection with any such action, or from advancement legal and professional expenses pursuant to Section 7 of this agreement.

20.  NOTICES.

     (a) All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given three business days after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows or to such other address provided in writing by the party, except that a change in address will not be deemed given until it is actually received. Notices also may be given by facsimile transmission, hand delivery, or next business day delivery by a nationally recognized delivery service such as FedEx or UPS and, in that event, will be deemed to be given as of the date they are actually received.

                     If to Southwest:
                         Southwest Bancorp, Inc.
                         608 S. Main Street
                         Stillwater, Oklahoma 74076
                         Attention: President and Chief Executive Officer
                         Copy to:   Corporate Secretary

                     If to Indemnitee:
                     ________________________
                     ________________________
                     ________________________
                     ________________________

     (b) Southwest will provide copies of any and all notices received by it hereunder to the Board promptly following receipt.

21. INJUNCTIVE RELIEF. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by Southwest, and that Indemnitee shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by Southwest of this agreement but shall be in addition to all other remedies available at law or equity to Indemnitee.

22. GOVERNING LAW, OKLAHOMA COURTS. Except to the extent preempted by Federal law, the laws of the State of Oklahoma (without regard to its conflict of laws principles) shall govern this Agreement in all respects, whether as to its validity, construction,

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     capacity, performance or otherwise. Southwest and any of its successors or assigns each agrees that any suit or other action to enforce or otherwise with respect to this Agreement will be instituted and maintained in the courts of the State of Oklahoma or federal courts located in the State of Oklahoma, and not to seek removal or transfer of any such suit or action to a court located outside of Oklahoma by objection based upon inconvenience of the forum or otherwise.

23. WAIVER OF JURY TRIAL. THE PARTIES HERETO FULLY, VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN ANY DISPUTE, ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (WHETHER BASED UPON STATUE, REGULATION, RULING, CONTRACT, TORT, OR OTHERWISE) UNDER THIS AGREEMENT. ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

24.  HEADINGS. Headings contained herein are for convenience of reference only.

25. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                  SOUTHWEST BANCORP, INC.

                                  By:
                                      ------------------------------------------
                                  Title: President and Chief Executive Officer


                                  _____________________, INDEMNITEE

                                  ----------------------------------------------
                                  Title:
                                        ----------------------------------------

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